Exhibit 99.1

Akero Therapeutics Reports First Quarter 2022 Financial Results

Akero Remains on Track to Report Phase 2b HARMONY Study Results in the Third Quarter of This Year

SOUTH SAN FRANCISCO, May 6, 2022 /GLOBE NEWSWIRE/ — Akero Therapeutics, Inc. (Nasdaq: AKRO), a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, today reported first quarter financial results for the period ending March 31, 2022.

“Our dedicated team continues to advance our two Phase 2b clinical trials evaluating efruxifermin (EFX) in biopsy-confirmed patients with nonalcoholic steatohepatitis (NASH), a disease with growing prevalence but without approved therapies,” said Andrew Cheng, M.D., Ph.D., president and chief executive officer of Akero. “Momentum grew this quarter as we completed enrollment for our HARMONY study in patients with pre-cirrhotic NASH, and continued enrolling patients in our SYMMETRY study in patients with cirrhotic NASH. We look forward to reporting the results of our HARMONY study in the third quarter of this year.”

First Quarter 2022 Financial Results

•	Akero’s cash, cash equivalents and short-term marketable securities for the period ended March 31, 2022 were $165.4 million.

•	Akero believes that its cash, cash equivalents and marketable securities will be sufficient to fund its current operating plan into the third quarter of 2023.

•

Research and development expenses for the three-month period ended March 31, 2022 were $20.5 million, compared to $10.6 million for the comparable period in 2021. These increases are attributable to higher costs related to Akero’s EFX program, including third-party contract manufacturing, contract research organization costs associated with the HARMONY and SYMMETRY studies and internal personnel costs.

•

General and administrative expenses for the three-month period ended March 31, 2022 were $5.5 million, compared to $4.5 million for the comparable period in 2021. These increases are attributable to higher expenses for personnel, including non-cash stock-based compensation, and professional services and other costs associated with operating as a public company.

•	Total operating expenses were $26.1 million for the three-month period ended March 31, 2022, compared to $15.1 million for the comparable period in 2021.

About Akero Therapeutics

Akero Therapeutics is a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including non-alcoholic steatohepatitis (NASH), a disease without any approved therapies. Akero’s lead product candidate, efruxifermin (EFX), is a differentiated Fc-FGF21 fusion protein that has been engineered to mimic the balanced biological activity profile of native FGF21, an endogenous hormone that alleviates cellular stress and regulates metabolism throughout the body. EFX is designed to offer convenient once-weekly subcutaneous dosing. The consistency and magnitude of observed effects position EFX to be a potentially best-in-class medicine, if approved, for treatment of NASH. EFX is currently being evaluated in two Phase 2b clinical trials: the HARMONY study in patients with pre-cirrhotic NASH (F2-F3 fibrosis), and the SYMMETRY study in patients with cirrhotic NASH (F4 fibrosis, compensated). Akero is headquartered in South San Francisco. Visit us at www.akerotx.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, statements regarding Akero’s business plans and objectives, including future plans or expectations for efruxifermin (EFX), upcoming milestones, and therapeutic effects of EFX, including expected timing to report results of Akero’s Phase 2b HARMONY study; and expectations regarding Akero’s use of capital, expenses and other future financial results and the potential impact of COVID-19 on strategy, future operations, manufacturing, and clinical trial enrollment and data collection. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the impact of COVID-19 on Akero’s ongoing and future operations, including potential negative impacts on Akero’s employees, third-parties, manufacturers, supply chain and production as well as on global economies and financial markets; the success, cost, and timing of Akero’s product candidate development activities and planned clinical trials; Akero’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; Akero’s ability to fund operations; as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in Akero’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) as well as discussions of potential risks, uncertainties and other important factors in Akero’s other filings and reports with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Akero Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
Assets
Cash, cash equivalents and short-term marketable securities	$165,376	$188,258
Other current assets	2,558	5,324
Non-current assets	1,953	1,966

Total assets	$169,887	$195,548

Liabilities and Stockholders’ Equity
Current liabilities	$22,097	$25,128
Non-current liabilities	1,255	1,311
Stockholders’ equity	146,535	169,109

Total liabilities and stockholders’ equity	$169,887	$195,548

Akero Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$20,514	$10,602
General and administrative	5,537	4,526

Total operating expenses	26,051	15,128

Loss from operations	(26,051)	(15,128)
Other income	22	38

Net loss	$(26,029)	$(15,090)

Comprehensive loss	$(26,032)	$(15,089)

Net loss per common share, basic and diluted	$(0.74)	$(0.43)

Weighted-average number of shares used in computing net loss per common share, basic and diluted	35,005,501	34,744,275

Investor Contact:

Christina Tartaglia

212.362.1200

IR@akerotx.com

Media Contact:

650.487.6488

media@akerotx.com